Exhibit 99.1

PRESS RELEASE | No. 1474

Editorial Contact:	Kevin Palatnik
EVP & Chief Financial Officer
+1 (408) 764-4110
Kevin.Palatnik@coherent.com

For Immediate Release:

Coherent, Inc. Announces Live Webcast of Second Quarter Fiscal Year 2020 Results

Santa Clara, Calif., May 6, 2020 - Coherent, Inc. (Nasdaq: COHR) today announced that it plans to report second quarter fiscal year 2020 results after market close on May 20, 2020. The Company will host a conference call to discuss its financial results at 1:30 P.M. Pacific (4:30 P.M. Eastern) on May 20, 2020. A listen-only broadcast of the conference call can be accessed on Company’s website at www.coherent.com/Investors. For those who are not available to listen to the live broadcast, the call will be archived for approximately three months.

###

Founded in 1966, Coherent, Inc. is one of the world’s leading providers of lasers and laser-based technology for scientific, commercial and industrial customers. Our common stock is listed on the Nasdaq Global Select Market and is part of the Russell 1000 and Standard & Poor’s MidCap 400 Index. For more information about Coherent, visit the company's website at https://www.coherent.com for product and financial updates.

5100 Patrick Henry Dr., Santa Clara, CA 95054 | www.coherent.com